Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nautilus Biotechnology, Inc. of our report dated February 28, 2024 relating to the financial statements, which appears in Nautilus Biotechnology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 28, 2024
1